UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 23, 2011

HKN, INC.

(Exact Name of registrant as specified in its charter)

Delaware	1-10262	95-2841597
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

180 State Street, Suite 200 Southlake, Texas	76092
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (817) 424-2424

Former Name or Former Address, if Changed Since Last Report:  Not applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

HKN, Inc. held its special meeting of stockholders (the “Meeting”) on March 23, 2011, pursuant to a proxy statement filed with the Securities and Exchange Commission and furnished to holders of record of its 10,026,098 outstanding shares of Common Stock as of February 14, 2011.

At the Meeting, the stockholders voted as indicated below for the following matters:

To approve a $15 million rights offering granting stockholders 0.74805 of a right to purchase one share of common stock, par value $.01 per share, subject to adjustments to eliminate fractional rights, for each outstanding share of common stock they own as of eligibility date, at a purchase price of $2.00 per share, all as more fully described in the proxy statement:

For	Against	Abstain
5,998,176	409,687	5,454

This proposal passed in that it received the affirmative vote of a majority of the total votes cast at the meeting.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 24, 2011		HKN, Inc.

	By:	/s/ Sarah Gasch
Sarah Gasch
Vice President and CFO